SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: November 20, 2017

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2017, in connection with the pending sales of Actua Corporation’s (“Actua’s”) majority-owned subsidiaries (including, without limitation, the pending sale of VelocityEHS Holdings, Inc. and BOLT Solutions, Inc. pursuant to that certain Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua, Actua Holdings, Inc., Velocity Holdco III Inc. (f/k/a Arsenal Buyer Inc.) and Arsenal Acquisition Holdings, LLC (such sale, the “Change of Control”)) and the related wind-down of Actua’s operations that is expected to follow those sales, Actua delivered a notice to Douglas Alexander, its President, pursuant to the Employment Agreement, dated as of April 17, 2007 (as amended as of December 18, 2008, June 18, 2010 and February 28, 2014), by and between Mr. Alexander and Actua USA Corporation (“Actua USA”) (such agreement, the “Employment Agreement”), informing Mr. Alexander that his employment is being terminated without Cause (as defined in the Employment Agreement), effective as of December 21, 2017 (such termination, the “Termination”).

Because Mr. Alexander’s employment is being terminated in connection with the pending Change of Control, Actua and Actua USA entered into a letter agreement with Mr. Alexander on November 22, 2017 so that the unvested equity awards held by Mr. Alexander are treated the same as those held by Actua’s other executive officers in connection with that Change of Control (such agreement, the “Letter Agreement”). Under the Letter Agreement, subject to the other terms and conditions of the underlying restricted share agreements and the requirement that Mr. Alexander remain employed at Actua USA through the effectiveness of the Termination, (1) the restricted shares of Actua common stock subject to time-based vesting held by Mr. Alexander will vest on February 28, 2018, (2) the restricted shares of Actua common stock subject to market-based vesting held by Mr. Alexander will vest if, and only if, the Change of Control occurs on or before February 28, 2018, and (3) the restricted shares of Actua common stock representing Mr. Alexander’s 2017 annual performance bonus will automatically vest if the Change of Control occurs on or before March 12, 2018. The foregoing description contains only a summary of certain terms of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated as of November 22, 2017, by and among Actua Corporation, Actua USA Corporation and Douglas Alexander

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 22, 2017

ACTUA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	Managing Director, General Counsel and Secretary

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